Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Fourth Fiscal Quarter and Fiscal Year 2013 Results

SAN JOSE, Calif.—February 5, 2014—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its fourth fiscal quarter and year ended December 31, 2013.

Total revenues for the fourth fiscal quarter of 2013 totaled $27.1 million, up 6% from $25.5 million for the third fiscal quarter of 2013 and up 14% when compared with total revenues of $23.8 million for the fourth fiscal quarter of 2012. Design-to-silicon-yield solutions revenues for the fourth fiscal quarter of 2013 totaled $14.9 million, down 12% when compared to $17.0 million for the third fiscal quarter of 2013 and down 10% when compared to design-to-silicon yield solutions revenues of $16.6 million for the fourth fiscal quarter of 2012. Gainshare performance incentives revenues for the fourth fiscal quarter of 2013 totaled $12.2 million, up 44% when compared to $8.5 million for the third fiscal quarter of 2013 and up 68% when compared to gainshare performance incentives revenues of $7.2 million for the fourth fiscal quarter of 2012.

Total revenues for the fiscal year ended December 31, 2013 totaled $101.5 million, up 13% when compared with total revenues of $89.5 million for the fiscal year ended December 31, 2012. Design-to-silicon-yield solutions revenues for the fiscal year ended December 31, 2013 totaled $61.7 million, up 4% when compared with design-to-silicon-yield solutions revenues of $59.1 million for the fiscal year ended December 31, 2012. Gainshare performance incentives revenues for the fiscal year ended December 31, 2013 totaled $39.7 million, up 30% when compared with gainshare performance incentives revenues of $30.5 million for the fiscal year ended December 31, 2012.

On a GAAP basis, net income for the fourth fiscal quarter of 2013 was $6.8 million, or $0.23 per basic and $0.21 per diluted share, compared to net income of $4.8 million, or $0.16 per basic and $0.15 per diluted share, for the third fiscal quarter of 2013, and net income of $23.9 million, or $0.82 per basic and $0.78 per diluted share, for the fourth fiscal quarter of 2012. Net income for the fiscal year ended December 31, 2013 was $20.9 million, or $0.70 per basic and $0.67 per diluted share, compared to net income of $37.2 million, or $1.30 per basic and $1.25 per diluted share, for the fiscal year ended December 31, 2012.

Cash and cash equivalents were $89.4 million at December 31, 2013 compared to cash and cash equivalents of $61.6 million at December 31, 2012.

Non-GAAP net income for the fourth fiscal quarter of 2013 was $10.8 million, or $0.34 per diluted share, compared to non-GAAP net income of $8.6 million, or $0.27 per diluted share, for the third fiscal quarter of 2013, and non-GAAP net income of $7.1 million, or $0.23 per diluted share for the fourth fiscal quarter of 2012. Non-GAAP net income for the fiscal year ended December 31, 2013 was $33.8 million, or $1.08 per diluted share, compared to non-GAAP net income of $24.4 million, or $0.82 per diluted share, for the fiscal year ended December 31, 2012.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, restructuring charges, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) electrical test chip infrastructure provides the core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. Proprietary Template™ layout patterns provide optimum area, performance, and manufacturability for designing IC products. The proprietary Exensio™ solution for YieldAware™ FDC enables world-class variability control in manufacturing, in part by leveraging PDF Solutions’ industry-leading dataPOWER® yield management system (YMS) and mæstria® fault detection and classification (FDC) software. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, Singapore, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions®, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. Exensio, Template and YieldAware are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$89,371	$61,637
Accounts receivable, net	34,860	33,959
Deferred tax assets - current portion	5,920	3,589
Prepaid expenses and other current assets	3,632	3,413
Total current assets	133,783	102,598
Property and equipment, net	7,064	3,898
Deferred tax assets - long-term portion	8,599	16,471
Other non-current assets	1,718	1,293
Total assets	151,164	124,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,129	$2,054
Accrued compensation and related benefits	7,707	10,723
Accrued and other current liabilities	1,593	2,882
Deferred revenues	2,096	3,232
Billings in excess of recognized revenues	343	807
Total current liabilities	12,868	19,698
Non-current liabilities	3,584	3,502
Total liabilities	16,452	23,200

Stockholders’ equity:
Common stock and additional paid-in-capital	233,818	220,365
Treasury stock at cost	(28,905)	(27,778)
Accumulated deficit	(70,649)	(91,578)
Accumulated other comprehensive income	448	51
Total stockholders’ equity	134,712	101,060
Total liabilities and stockholders’ equity	$151,164	$124,260

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Revenues:
Design-to-silicon-yield solutions	$14,897	$17,015	$16,577	$61,710	$59,061
Gainshare performance incentives	12,181	8,474	7,238	39,743	30,479
Total revenues	27,078	25,489	23,815	101,453	89,540

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	9,565	10,507	9,406	39,470	36,236
Amortization of acquired technology	-	-	-	-	261
Total cost of design-to-silicon-yield solutions	9,565	10,507	9,406	39,470	36,497
Gross profit	17,513	14,982	14,409	61,983	53,043

Operating expenses:
Research and development	3,370	3,396	3,600	13,314	13,251
Selling, general and administrative	4,015	3,812	4,477	17,025	18,599
Amortization of other acquired intangible assets	18	19	21	74	174
Restructuring charges	232	8	1,806	197	1,889
Total operating expenses	7,635	7,235	9,904	30,610	33,913

Income from operations	9,878	7,747	4,505	31,373	19,130
Interest and other income (expense), net	45	(283)	(82)	(64)	(248)
Income before income taxes	9,923	7,464	4,423	31,309	18,882
Income tax provision (benefit)	3,101	2,640	(19,476)	10,380	(18,329)
Net income	$6,822	$4,824	$23,899	$20,929	$37,211

Net income per share:
Basic	$0.23	$0.16	$0.82	$0.70	$1.30
Diluted	$0.21	$0.15	$0.78	$0.67	$1.25

Weighted average common shares:
Basic	30,303	30,000	29,134	29,826	28,700
Diluted	31,954	31,623	30,449	31,393	29,809

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
GAAP net income	$6,822	$4,824	$23,899	$20,929	$37,211
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	1,751	1,924	1,415	6,693	4,891
Amortization of acquired technology	-	-	-		261
Amortization of other acquired intangible assets	18	19	21	74	174
Restructuring charges	232	8	1,806	197	1,889
Reversal of tax valuation allowance	-	-	(19,863)	-	(19,863)
Non-cash portion of income tax expense (benefit)	1,951	1,832	(165)	5,929	(197)
Non-GAAP net income	$10,774	$8,607	$7,113	$33,822	$24,366

GAAP net income per diluted share	$0.21	$0.15	$0.78	$0.67	$1.25
Non-GAAP net income per diluted share	$0.34	$0.27	$0.23	$1.08	$0.82

Shares used in diluted shares calculation	31,954	31,623	30,449	31,393	29,809

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

GAAP net income	6,822	4,824	23,899	20,929	37,211
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	1,751	1,924	1,415	6,693	4,891
Amortization of acquired technology	-	-	-	-	261
Amortization of other acquired intangible assets	18	19	21	74	174
Restructuring charges	232	8	1,806	197	1,889
Depreciation expense	425	386	199	1,385	515
Income tax provision (benefit)	3,101	2,640	(19,476)	10,380	(18,329)
EBITDAR	$12,349	$9,801	$7,864	$39,658	$26,612

EBITDAR per diluted share	$0.39	$0.31	$0.26	$1.26	$0.89

Shares used in diluted shares calculation	31,954	31,623	30,449	31,393	29,809